Exhibit 21

LIST OF SUBSIDIARIES

Global Payments Inc. has the following subsidiaries and ownership interests.

Name	Jurisdiction of Organization
DolEx Belgium, S.P.R.L	Belgium
Dolex CE, LP	Texas
DolEx Dollar Express, Inc.	Texas
Dolex Envios, S.A. de C.V.	Mexico
DolEx Europe, S.L.	Spain
Global Payment Holding Company	Delaware
Global Payment Systems LLC	Georgia
Global Payment Systems of Canada, Ltd.	Canada
Global Payments Acquisition Corp 1 B.V.	Netherlands
Global Payments Acquisition Corp 2 B.V.	Netherlands
Global Payments Acquisition Corp 3 B.V.	Netherlands
Global Payments Acquisition PS 1 C.V.	Netherlands
Global Payments Acquisition PS 2 C.V.	Netherlands
Global Payments Asia Pacific Processing Company Limited	Hong Kong
Global Payments Asia-Pacific (Hong Kong Holding) Limited	Hong Kong (1)
Global Payments Asia-Pacific (Hong Kong) Limited	Hong Kong (1)
Global Payments Asia-Pacific (India) Private Limited	India (1)
Global Payments Asia-Pacific (Shanghai) Limited	People’s Republic of China (1)
Global Payments Asia-Pacific Lanka (Private) Limited	Sri Lanka (1)
Global Payments Asia-Pacific Limited	Hong Kong (2)
Global Payments Canada GP	Canada
Global Payments Canada Inc.	Canada
Global Payments Card Processing Malaysia Sdn. Bhd	Malaysia (1)
Global Payments Check Recovery Services, Inc.	Georgia
Global Payments Check Services, Inc.	Illinois
Global Payments Comerica Alliance, LLC	Delaware (3)
Global Payments Credit Services LLC	Russian Federation (4)
Global Payments Direct, Inc.	New York
Global Payments Europe d.o.o Sarajevo	Bosnia and Herzegovina
Global Payments Europe, s.r.o.	Czech Republic
Global Payments Gaming International, Inc.	Georgia
Global Payments Gaming Services, Inc.	Illinois
Global Payments LightSpeed UK, Ltd.	United Kingdom
GP Finance, Inc.	Delaware
GPS Holding Limited Partnership	Georgia
Latin America Money Services, LLC	Delaware
Magesa, LLC	Nevada
Merchant Services U.S.A., Inc.	North Carolina
Modular Data, Inc.	Delaware
NDC Holdings (UK) Ltd.	Georgia
NDPS Holdings, Inc.	Delaware
United Europhil UK, Ltd.	United Kingdom
United Europhil, S.A.	Spain

(1)	These entities are 100% owned by Global Payments Asia-Pacific Limited which has a member unrelated to Global Payments Inc., which owns a 44% minority interest.
(2)	Global Payments Asia-Pacific Limited has a member unrelated to Global Payments Inc., which owns a 44% minority interest.
(3)	Global Payments Comerica Alliance, LLC has members unrelated to Global Payments Inc., which collectively own a 49% minority interest.
(4)	Global Payments Credit Services LLC has a member unrelated to Global Payments Inc., which owns a 50% interest.